AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 1999
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            TETRA TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                         74-2148293
   (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                        Identification No.)

                                25025 I-45 NORTH
                           THE WOODLANDS, TEXAS 77380
          (Address, including zip code, of Principal Executive Offices)


                           TETRA TECHNOLOGIES, INC.

                         1998 DIRECTOR STOCK OPTION PLAN
                           (Full title of the plan)


                              BASS C. WALLACE, JR.
                                 GENERAL COUNSEL
                                25025 I-45 NORTH
                           THE WOODLANDS, TEXAS 77380
                                 (713) 367-1983
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ------------------------------


                                   COPY TO:

                                JEFFREY R. HARDER
                            ANDREWS & KURTH L.L.P.
                       2170 BUCKTHORNE PLACE, SUITE 150
                          THE WOODLANDS, TEXAS 77380
                                (713) 220-4815

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                                  PROPOSED         PROPOSED
                                                  MAXIMUM          MAXIMUM
                                    AMOUNT        OFFERING         AGGREGATE       AMOUNT OF
    TITLE OF SECURITIES TO BE        TO BE         PRICE           OFFERING      REGISTRATION
           REGISTERED             REGISTERED(1)   PER SHARE(2)      PRICE(2)         FEE
-----------------------------------------------------------------------------------------------
Common Stock, Par Value $.01 Per
  Share (3).....................     75,000         $7.1875         $539,063         $150
===============================================================================================

(1) The number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of a share of the Company's Common Stock for April 5, 1999 on the New York Stock Exchange as reported in THE WALL STREET JOURNAL on April 6, 1999.

(3) The securities include certain rights associated with the Common Stock issued pursuant to the Rights Agreement dated October 26, 1998

================================================================================

                                     PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      The Company incorporates herein by reference the following documents, or portions of documents, as of their respective dates as filed with the Securities and Exchange Commission:

      (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1998; and

      (2) The descriptions of the Company's common stock, par value $.01 per share (the "Common Stock"), and certain rights associated with such Comon Stock (the "Rights") contained in the Company's registration statements on Form 8-A, dated October 6, 1997 (with respect to the Common Stock) and October 28, 1998 (with respect to the Rights), filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (No. 0-18335), including any amendments or reports filed for the purpose of updating such descriptions.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

      The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under
Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The information required by Item 5 is not applicable to this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company's Certificate of Incorporation contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit. This provision does not alter a director's liability under the federal securities laws. Also, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

      The Company's Bylaws also provide that directors and officers shall be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by law, which generally requires that the individual act in good faith and in a manner he or she reasonably believes to be in or not opposed to the Company's best interests.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8.  EXHIBITS.

         EXHIBIT
         NUMBER        DESCRIPTION
        ---------     -------------
          23.1       Consent of Ernst & Young LLP.

          24.1 Power of Attorney (included in Part II of the Registration Statement).

          99.1       TETRA Technologies, Inc. 1998 Director Stock Option Plan.

ITEM 9.  UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

PROVIDED, HOWEVER, that the registrant shall not be required to file a post-effective amendment if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on the 26th day of March, 1999.

                                              TETRA TECHNOLOGIES, INC.
                                              (Registrant)


                                              By: /s/ ALLEN T. MCINNES
                                                      Allen T. McInnes
                                                      President and Chief
                                                        Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of TETRA Technologies, Inc. (the "Company") hereby constitutes and appoints Allen T. McInnes, Geoffery M. Hertel and Bass C. Wallace, Jr., or any of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on March 26, 1999 in the capacities indicated.

        SIGNATURE                                  TITLE
      -------------                             ------------

 /s/ ALLEN T. MCINNES                President, Chief Executive Officer
     Allen T. McInnes                and Director (Principal Executive Officer)


 /s/ J. TAFT SYMONDS                 Chairman of the Board of Directors
     J. Taft Symonds

 /s/ GEOFFREY M. HERTEL              Executive Vice President--Finance
     Geoffrey M. Hertel              and Administration (Principal Financial
                                     Officer) and Director

 /s/ BRUCE A. COBB                   Corporate Controller (Principal Accounting
     Bruce A. Cobb                   Officer)

 /s/ PAUL D. COOMBS                  Director
     Paul D. Coombs

 /s/ HOYT AMMIDON, JR.               Director
     Hoyt Ammidon, Jr.

 /s/ OSCAR S. ANDRAS                 Director
     Oscar S. Andras

 /s/ TOM H. DELIMITROS               Director
     Tom H. Delimitros

 /s/ KENNETH P. MITCHELL             Director
     Kenneth P. Mitchell

                                  EXHIBIT INDEX

 EXHIBIT                                                             LOCATION OF
 NUMBER                                                                EXHIBIT
 -------                                                             -----------
 23.1     Consent of Ernst & Young LLP.

 24.1     Power of Attorney (included in Part II of the
            Registration Statement).

 99.1     TETRA Technologies, Inc. 1998 Director Stock Option Plan.